UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2005

Far East Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-32455	88-0459590
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 N. Sam Houston Parkway E., Suite 205, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	832-598-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2005, Far East Energy Corporation (the "Company") entered into a modification agreement (the "Modification Agreement") to extend the time to complete phase two of the exploration period under the Product Sharing Contract for Exploitation of Coalbed Methane Resources In Enhong and Laochang, Yunnan Province, the People's Republic of China, dated January 25, 2002, between China United Coalbed Methane Corporation Ltd. and the Company until June 30, 2007. The Modification Agreement remains subject to the approval of the Ministry of Commerce.

The above discussion of the Modification Agreement is a summary description of certain terms and conditions of such agreement and is qualified in its entirety by the terms and conditions of the Modification Agreement. For complete descriptions of the rights and obligations summarized in this report, reference must be made to the Modification Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Modification Agreement for Product Sharing Contract for Exploitation of Coalbed Methane Resources In Enhong and Laochang, Yunnan Province, the People's Republic of China, dated October 20, 2005, between China United Coalbed Methane Corporation Ltd. and the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Far East Energy Corporation

October 26, 2005	By:	/s/ Michael R. McElwrath

Name: Michael R. McElwrath
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Modification Agreement for Product Sharing Contract for Exploitation of Coalbed Methane Resources In Enhong and Laochang, Yunnan Province, the People's Republic of China, dated October 20, 2005, between China United Coalbed Methane Corporation Ltd. and the Company.